                                                                    EXHIBIT 2.1


===============================================================================








                          AGREEMENT AND PLAN OF MERGER


                                    between


                          Future Petroleum Corporation
                             (a Utah corporation),



                                      and


                                FPT Corporation
                             (a Texas corporation),








                                 April 6, 1999





===============================================================================

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of this 6th day of April, 1999, between Future Petroleum Corporation, a Utah corporation (the "Company") and FPT Corporation, a Texas corporation and a wholly owned subsidiary of the Company ("Merger-Sub").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of the Company and Merger-Sub have determined that, subject to the terms and conditions hereinafter set forth, it is advisable and to their respective stockholders' mutual advantage and benefit to adopt a plan, whereby the Company will merge with and into Merger-Sub (the "Merger") pursuant to this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements, and conditions herein contained, the parties hereto agree as follows:

                 ARTICLE I. THE MERGER; CLOSING; EFFECTIVE TIME

         Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger-Sub and the separate corporate existence of the Company shall thereupon cease. Merger-Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Texas, and the separate corporate existence of Merger-Sub, with all of its rights, privileges, immunities, and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Utah Revised Business Corporations Act ("Utah Act") and in the Texas Business Corporations Act ("TBCA") with respect to the Company and Merger-Sub.

         Section 1.2 EFFECTIVE TIME. The Company and Merger-Sub will cause articles of merger ("Articles of Merger"), attached hereto as Exhibit A, to be signed and then filed with the Utah Division of Corporations and Commercial Code and the Secretary of State of Texas as provided in the Utah Act and TBCA. The Merger shall become effective upon the later of the filing of Articles of Merger with Utah Division of Corporations and Commercial Code pursuant to
Section 16-10a-1105 of the Utah Act and with the Secretary of State of Texas pursuant to Article 5.04 of the TBCA or at such other time as is specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.3 SUBSEQUENT ACTIONS. Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Company shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed and all property, rights and every other interest of the Surviving Corporation and the Company shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Company, respectively. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of or in connection with the

Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments, and assurances, and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any and all right, title, and interest in, to, and under such rights, properties, or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                   ARTICLE II. ARTICLES OF INCORPORATION AND
                      BY-LAWS OF THE SURVIVING CORPORATION

         Section 2.1 THE ARTICLES OF INCORPORATION.

         (a) Merger-Sub's Articles of Incorporation. The Articles of Incorporation of Merger-Sub, attached hereto as Exhibit B, in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the TBCA.

         (b) Amendments to Articles of Incorporation of Merger-Sub. The Articles of Merger shall amend Article One of the Articles of Incorporation of Merger-Sub to change Merger-Sub's name to "Bargo Energy Company."

         Section 2.2 THE BY-LAWS. The By-Laws of Merger-Sub, attached hereto as Exhibit C, in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the TBCA.

                      ARTICLE III. OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

         Section 3.1 OFFICERS AND DIRECTORS. The directors of Merger-Sub at the Effective Time, from and after the Effective Time, shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws. The officers of Merger-Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Bylaws.

                     ARTICLE IV. CONVERSION OR CANCELLATION
                            OF SHARES IN THE MERGER

         Section 4.1 CONVERSION OR CANCELLATION OF SHARES.

         (a) Conversion of Shares of the Company. At the Effective Time, each share of common stock, $.01 par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time other than shares as to which appraisal rights shall have been perfected and not withdrawn or otherwise forfeited under the Utah Act, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into the right to receive one share of common stock, $.01 par value per share, of Merger-Sub ("New Common Stock") and each share of preferred stock of the Company ("Company Preferred Stock") issued and outstanding immediately prior to the Effective Time (the Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time are herein referred to, as the context requires, as the "Canceled Shares"), other than shares as to which appraisal rights shall have been perfected and not withdrawn or otherwise forfeited under the Utah Act, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into the right to receive one share of preferred stock, $.01 par value per share, of Merger-Sub ("New Preferred Stock") (the New Common Stock and New Preferred Stock set forth in this subsection are herein referred to, as the context requires, as the "Merger Consideration"). All such Canceled Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall be canceled and cease to be issued and outstanding. All certificates of such Canceled Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall be deemed to represent a number of shares of either New Common Stock or New Preferred Stock in an amount equal to the number of shares of Company Common Stock or Company Preferred Stock represented by the certificate immediately prior to the Effective Time, and each holder of a certificate representing any such Canceled Shares shall thereafter have all of the rights and privileges of a holder of New Common Stock or New Preferred Stock and cease to have any rights with respect to such Canceled Shares.

         (b) Cancellation of Shares of Merger-Sub. At the Effective time, each share of common stock of Merger-Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and case to be issued and outstanding.

         Section 4.2 TRANSFER OF SHARES AFTER THE EFFECTIVE TIME. Transfers of Canceled Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time as if such certificates represented shares of New Common Stock or New Preferred Stock. However, upon presenting a certificate representing Canceled Shares to Merger-Sub's transfer agent, such certificate shall be canceled and a new certificate representing the number of shares of New Common Stock or New Preferred Stock previously represented by the certificate for the Canceled Shares shall be issued.

         Section 4.3 DISSENTING STOCKHOLDERS. Each share of Company Common Stock or Company Preferred Stock with respect to which the holder thereof is entitled to an appraisal pursuant to Part 13 of the Utah Act ("Dissenting Shares") shall be converted into the right to receive such consideration as may be determined to be due to such holder pursuant to Sections 16-10a-1325 and 16-10a-1330 of the Utah Act unless such holder shall have effectively withdrawn or forfeited such right to appraisal, at which time such Company Common Stock or Company Preferred Stock shall be converted into and represent a right to receive the Merger Consideration in respect thereof in accordance with Section
4.1 hereof.

                      ARTICLE V. CONDITIONS TO THE CLOSING

         Section 5.1 STOCKHOLDER APPROVAL. The consummation of the Merger is subject to the approval, at or prior to the Effective Time, of the holders of at least a majority of the outstanding voting power of the Company and the sole stockholder of Merger-Sub in accordance with applicable law and the governing documents of the Company and Merger-Sub.

                            ARTICLE VI. TERMINATION

         Section 6.1 TERMINATION. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated by the Company at any time prior to the Effective Time, regardless of whether this Agreement has been approved by the stockholders of the Company.

                     ARTICLE VII. MISCELLANEOUS AND GENERAL

         Section 7.1 HEADINGS. The Section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         Section 7.2 ENTIRE AGREEMENT. This Agreement (including exhibits hereto) embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or therein.

         Section 7.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         Section 7.4 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provisions of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         Section 7.5 CONSTRUCTION. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

         Section 7.6 REFERENCES. Unless otherwise specified, references in this Agreement to "Sections", "Subsections" or Articles" refer to the sections, subsections or articles in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            FPT CORPORATION,
                                            a Texas corporation


                                            By:  /s/ Tim J. Goff
                                               -------------------------------
                                                 Name:      Tim J. Goff
                                                 Title:     President

                                            FUTURE PETROLEUM CORPORATION,
                                            a Utah corporation


                                            By:  /s/ Tim J. Goff
                                               -------------------------------
                                                 Name:      Tim J. Goff
                                                 Title:     President

                                                                    Exhibit A-1

                               ARTICLES OF MERGER
                                       OF
                          FUTURE PETROLEUM CORPORATION
                                 WITH AND INTO
                                FPT CORPORATION


         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Future Petroleum Corporation into FPT Corporation and certify as follows:

1. The name and state of incorporation of each corporation that is a party to the merger is:

         NAME                                             STATE
         Future Petroleum Corporation                     Utah
         FPT Corporation                                  Texas

2.       The surviving corporation of the merger is FPT Corporation.

3. A Plan of Merger has been approved by the directors and shareholders of each such corporation.

4. Article One of the Articles of Incorporation of the surviving corporation shall be amended to change the name of the surviving corporation to Bargo Energy Company as follows:

             "The name of the Corporation is Bargo Energy Company."

5. An executed Plan of Merger is on file at the principal place of business of the surviving corporation, which place of business is located at 700 Louisiana, Suite 3700, Houston, Texas 77002.

6. A copy of the Plan of Merger will be furnished by the surviving corporation on written request and without cost to any shareholder of each corporation that is a party to the merger.

7. As to FPT Corporation, the Texas corporation, the total number of shares outstanding, voted for and against the Plan of Merger is as set forth below. There were no classes of shares entitled to vote thereon separately as a class.

                                               TOTAL                      TOTAL                  TOTAL VOTED
        NAME OF CORPORATION                    SHARES                   VOTED FOR                  AGAINST
          FPT Corporation                        1                          1                         0


8. As to Future Petroleum Corporation, the Utah corporation, the plan of merger was duly authorized and approved by all action required by the laws of the State of Utah, the state of incorporation, and by its constituent documents. The total number of shares outstanding, voted for and against the Plan of Merger is as set forth below. There were no classes of shares entitled to vote thereon separately as a class.

                                                      TOTAL                 TOTAL              TOTAL VOTED
            NAME OF CORPORATION                      SHARES               VOTED FOR              AGAINST
        Future Petroleum Corporation               48,320,066            45,565,562                 0

9. The surviving corporation will be responsible for the payment of all fees and franchise taxes and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

10. The merger will become effective upon the filing of these Articles of Merger.

Date:  April 26, 1999

                                           FUTURE PETROLEUM CORPORATION



                                           By:  /s/ Tim J. Goff
                                                -------------------------------
                                                Name:  Tim J. Goff
                                                      -------------------------
                                                Title:  President
                                                      -------------------------


                                           FPT CORPORATION



                                           By:  /s/ Tim J. Goff
                                                -------------------------------
                                                Name:  Tim J. Goff
                                                      -------------------------
                                                Title:  President
                                                      -------------------------

                                                                    Exhibit A-2


                               ARTICLES OF MERGER
                                       OF
                          FUTURE PETROLEUM CORPORATION
                                 WITH AND INTO
                                FPT CORPORATION


         Pursuant to the provisions of Section 16-10a-1107 of the Utah Revised Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Future Petroleum Corporation into FPT Corporation and certify as follows:

1. The name and state of incorporation of each corporation that is a party to the merger is:

         NAME                                                 STATE

         Future Petroleum Corporation                         Utah
         FPT Corporation                                      Texas

2.       The surviving corporation of the merger is FPT Corporation.

3. A Plan of Merger, attached hereto as Exhibit A, has been approved by the directors and shareholders of each such corporation.

4. The principal place of business of the surviving corporation is located at 700 Louisiana, Suite 3700, Houston, Texas 77002.

5. As to FPT Corporation, the Texas corporation, the merger is permitted by and the Plan of Merger was duly authorized and approved by all action required by the laws of the State of Texas, the state of incorporation, and by its constituent documents. The total number of shares outstanding and entitled to vote, voted for and against the Plan of Merger is as set forth below. There were no classes of shares entitled to vote thereon separately as a class.

                                                               TOTAL                 TOTAL              TOTAL VOTED
                 NAME OF CORPORATION                          SHARES               VOTED FOR              AGAINST
                   FPT Corporation                               1                     1                     0

6. As to Future Petroleum Corporation, the Utah corporation, the total number of shares outstanding and entitled to vote, voted for and against the Plan of Merger is as set forth below. There were no voting groups entitled to vote thereon separately as a voting group.

                                                               TOTAL                 TOTAL              TOTAL VOTED
                 NAME OF CORPORATION                          SHARES               VOTED FOR              AGAINST
            Future Petroleum Corporation                    48,320,066            45,565,562                 0

7. The merger will become effective upon the filing of these Articles of Merger.

Date:  April 26, 1999

                                             FUTURE PETROLEUM CORPORATION



                                             By:  /s/ Tim J. Goff
                                                  -----------------------------
                                                  Name:  Tim J. Goff
                                                        -----------------------
                                                  Title:  President
                                                        -----------------------



                                             FPT CORPORATION



                                             By:  /s/ Tim J. Goff
                                                  -----------------------------
                                                  Name:  Tim J. Goff
                                                        -----------------------
                                                  Title:  President
                                                        -----------------------